UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 3, 2010


                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


          1-14244                                     84-1214736
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  (Commission File Number)                  (I.R.S. Employer Identification No.)

              810 N. FERRELL DRIVE, PALM SPRINGS, CALIFORNIA 92262
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               (Address of principal executive offices) (Zip Code)

                                 (760) 327-5284
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              (Registrant's telephone number, including area code)


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              (Former name, former address and former fiscal year,
                         if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR240.13e-4(c))

SECTION 2.        FINANCIAL INFORMATION

         Item 2.03.   Creation of a Direct Financial Obligation.

         On February 18, 2010, Environmental Service Professionals, Inc., a Nevada corporation (the "Company") established an account with Metropolitan Bancorp to arrange for the issuance of a Stand by Letter of Credit ("SBLC") for the purpose of securing a loan for the Company. The Company has pledged a total face amount of $185MM of Senior Life Settlement policies. As a result of the pledge of these policies, Metropolitan Bancorp has caused the issuance of an SBLC in the amount of $104MM in the benefit of the Company. The Company plans to pledge the SBLC to cover a loan and interest for a Twenty-Four month period. The Company is in the process of seeking a loan in the principal sum of Fifty-Eight Million Dollars ($58,000,000) or greater for a term of 24 months to be evidenced by a secured promissory note ("Note"). The Note is to be secured by the Stand by Letter of Credit arranged by Metropolitan Bancorp Ltd. The Company expects the credit facility to be made available to it by March 15, 2010.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                                  (Registrant)

Date:  March 3, 2010


                     /s/  Edward Torres, Chief Executive Officer
                     -------------------------------------------
                          Edward Torres, Chief Executive Officer